Exhibit 10.h

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

STANDEX INTERNATIONAL CORPORATION

Performance Share Unit Award

1.            Award of Performance Share Units. Standex International Corporation, a Delaware corporation (the “Company”), which for purposes hereof shall also include any subsidiary of the Company, hereby awards, as of this GRANT DATE, to PARTICIPANT NAME (the “Participant”) NUMBER OF SHARES GRANTED Performance Share Units (“PSUs”) convertible into shares of Common Stock, $1.50 par value (“Common Stock”) of the Company pursuant to and subject to the terms and conditions of this Award and the Standex International Corporation 2018 Omnibus Incentive Plan (the “Plan”). The PSUs awarded hereunder (the “Award”) shall entitle the Participant to Common Stock, in a number of shares based upon the performance of the Company over three fiscal years (the “Measurement Period”) relative to those Company performance measures established by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) attached hereto as Exhibit A. The amount of shares awarded herein is subject to the availability of shares issuable under the Plan. If there is an insufficient number of shares available under the Plan, the amount of shares the Participant shall be entitled to shall be reduced on a pro rata basis with all other PSU awards granted on this date.

2.             Vesting of Shares Earned. The shares covered by this Award shall vest on VESTING DATE 1 (the “Vesting Date”).

3.            Delivery of Shares. The Company shall, within thirty (30) days of the Vesting Date make prompt delivery of a certificate or book entry statement evidencing such whole shares of Common Stock subject to this Award, provided that if any law or regulation requires the Company to take any action with respect to such certificate before the issuance thereof, then the date of delivery of such certificate shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of this Award unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In addition, no Common Stock shall be issued until the Compensation Committee has determined that the performance measures entitling the Participant to shares of Common Stock were met.

4.            Termination of Employment or Service. (a) Upon termination of the Participant’s employment prior to the Vesting Date due to death, voluntary retirement as defined in the Plan (so long as such retirement is at least 6 months after the date of this Award), or disability, as defined in any employment agreement between the Company and Participant or, if none, as defined in the Plan, the Participant shall be entitled to a pro rata portion of any shares of Common Stock which would vest as of the Vesting Date, based upon the portion of the Measurement Period during which such Participant was employed by the Company, payable pursuant to Paragraph 3 above.

(b) Unless otherwise determined by the Committee (except that no discretion shall exist in the event of Termination for Cause), or as set forth in any agreement between the Company and the Participant, upon the termination of a Participant’s employment prior to the Vesting Date for any reason other than those described in subparagraph (a) above, the shares of Common Stock granted to such Participant which have not vested shall be forfeited and any rights the Participant may otherwise have to such shares of Common Stock shall become null and void.

5.             Cancellation. Notwithstanding the foregoing, this Award may be canceled by the Committee at any time, if in the opinion of the Committee, the Participant engages in activities contrary to the interests of the Company or any of its subsidiaries.

6.             Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(i)

The Participant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to this Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(ii)

Except in the event of the Participant’s death or pursuant to a domestic relations order, this Award is not transferable and may be earned in the Participant’s lifetime only by the Participant. Upon the death of the Participant, this Award is transferable by Will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(iii)

If the Participant is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to this Award may not be sold or otherwise disposed of within six (6) months following the date of issuance.

7.             No Special Employment Rights. Nothing contained in this Award shall confer upon the Participant any rights with respect to the continuation of the Participant’s employment by the Company or interfere in any way with the rights of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of this Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute Termination of employment shall be determined by the Board of Directors of the Company at the time.

8.            Non-Compete/Non-Solicitation. In consideration of the Award, the Participant shall not during the course of employment for the Company and for a period of one (1) year subsequent to termination of employment for any reason, or such longer period of time as set forth in an employment agreement or any other agreement between the Participant and the Company, (the “Restrictive Period”), either individually or in partnership or in conjunction with any other person or persons, firm, association, syndicate, company, corporation or any other business entity, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, own, manage, operate, control, be employed by, be engaged in, be interested in or advise any business entity or person, carrying on, engaged in, interested in or concerned with, any business activities anywhere in the world that reasonably compete with those business activities in which the Participant was engaged on behalf of the Company (whether directly or indirectly) at any time during the twelve (12) months prior to separation from the Company (the “Restricted Activities”). The Participant shall also not during the Restrictive Period contact any customers or former customers of the Company, in any manner, for the purpose of soliciting or accepting any business that competes with the Restricted Activities, or request, induce or advise any customers of the Company to withdraw, curtail or cancel their respective business with the Company. In addition, the Participant shall not during the Restrictive Period contact any employees of the Company for the purpose of inducing or otherwise encouraging said employees to leave their employment with the Company. The Participant hereby confirms that all restrictions and affirmative obligations contained in this Section 8 are reasonable, valid and necessary to protect the Company’s legitimate business interests and the Participant hereby waives all defenses to the strict enforcement thereof by the Company. The Company agrees that the provisions of this Section 8 shall not prevent the Participant from purchasing as a passive investor up to two percent (2%) of the outstanding publicly traded shares or other securities of any class of stock listed on a stock exchange.

9.           Investment Representations. The Company may require the Participant, as a condition of receiving shares of Common Stock pursuant to this Award, to give written assurance in form and substance satisfactory to the Company to the effect that the Participant is acquiring the Common Stock subject to this Award for his or her own account, for investment and not with any present intention of selling or otherwise distributing the same.

10.           Withholding. The Company’s obligation to deliver shares pursuant to this Award shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

11.         Clawback Policy Obligations.  As required under applicable Securities and Exchange Commission and New York Stock Exchange rules and regulations, the Company has adopted a Clawback Policy that requires the Company to recoup from its officers certain incentive compensation in the event that the Company is required to file an accounting restatement. Participants will be notified if they are subject to the Clawback Policy. Participant acknowledges that if he/she is subject to the Clawback Policy, Participant agrees to promptly repay to the Company upon request therefor any such incentive compensation required to be recouped by the Company in accordance with the Clawback Policy.

12.           Notice. Any notice required to be given under the terms of this Award shall be properly addressed if addressed to the parties hereto at their respective addresses indicated beneath their signatures below, or at such other address as either of said parties may hereafter designate in writing to the other.

13.        Other Participant Benefits. The amount of any compensation received by the Participant as a result of the issuance of shares of Common Stock pursuant to this Award will not constitute “earnings” with respect to which any other Participant benefits of the Participant are determined, including without limitation, benefits under any pension, ESOP or life insurance plan.

14.         Capitalized Terms; Controlling Document. All capitalized terms not otherwise defined in this Award shall have the meanings ascribed to them in the Plan. In the event that provisions in this Award conflict with or are contrary to provisions or terms contained in the Plan, the Plan provisions shall be controlling. In all instances the terms and provisions of the Plan document shall be controlling. The terms of this Award and the Plan shall be determined conclusively by the Compensation Committee of the Board of Directors of the Company, which shall have full discretionary authority to interpret the terms of this Award and the Plan.

15.           Effective Date. The effective date of this Award is the date indicated in Paragraph 1 hereof, being the date of the execution hereof by the Company.

STANDEX INTERNATIONAL CORPORATION 23 Keewaydin Dr, Salem, New Hampshire 03079

By:
David Dunbar, President & CEO

This Award is hereby acknowledged and the terms and provisions thereof agreed to by the undersigned:

PARTICIPANT NAME

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